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                                                                     EXHIBIT 8.1

                   [Letterhead of Gibson, Dunn & Crutcher LLP]

                                December 5, 2001



(949) 451-3961                                                     C 29003-00721

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, CA 92503

         Re: FLEETWOOD CAPITAL TRUST II AND 9.75% CONVERTIBLE SUBORDINATED DEBENTURES

Gentlemen:

         We have acted as tax counsel to Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of 9.75% Convertible Subordinated Debentures, which mature on February 15, 2013 (the "Convertible Subordinated Debentures"), to Fleetwood Capital Trust II, a statutory business trust created under the Delaware Business Trust Act of the State of Delaware (the "Trust"). The terms of the Convertible Subordinated Debentures and a description of the Trust are set forth in the Registration Statements on Forms S-3/S-4 filed on June 12, 2001, as amended (the "Registration Statement") and the operative documents described therein.

         This opinion is based on the accuracy of the facts described and the representations made in the Registration Statement. This opinion is also based upon the assumptions that (i) the Convertible Subordinated Debentures represent valid and enforceable obligations of the Company, and (ii) the Trust will operate in full compliance with the trust agreement and the terms of the indenture governing the Convertible Subordinated Debentures (the "Indenture").

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, of corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion

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Fleetwood Enterprises, Inc.
December 5, 2001
Page 2

with respect to the applicability thereto, or the effect thereon, of other federal, state, local, or territorial laws or the laws of any other jurisdiction.

         Based on the foregoing:

         (1) The Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as a partnership or as an association taxable as a corporation;

         (2) The Convertible Subordinated Debentures, when issued, authenticated and delivered in accordance with the terms of the Indenture, will constitute indebtedness of the Company for U.S. federal income tax purposes; and

         (3) We confirm that the discussion set forth in the Registration Statement under the caption "United States Federal Income Tax Considerations," sets forth our opinion as to the material U.S. federal income tax considerations related to the exchange offer and the ownership and disposition of the exchange preferred securities and common stock received upon a conversion of exchange preferred securities by holders that receive their exchange preferred securities in the exchange offer or purchase their exchange preferred securities in the cash offer.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Any variation or difference in the facts from those set forth in the Registration Statement or the operative documents described therein may affect the conclusions stated herein.

         We hereby consent to the use of our name and our opinion under the caption "United States Federal Income Tax Considerations" in the Registration Statement.

                                                Very truly yours,

                                                /s/ GIBSON, DUNN & CRUTCHER LLP

                                                GIBSON, DUNN & CRUTCHER LLP

SMK/pam